Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (November 3, 2025)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Macro Update
A couple of quarters ago, we began to tie the macro environment and our corresponding activity levels to the colors of a stoplight, where “green” means we accelerate activity for organic growth, “yellow” means we preserve optionality by holding oil volumes roughly flat and growing per share metrics through a reduced share count and “red” means we defend value by reducing activity and preserving inventory while prioritizing our base dividend and reducing our share count until commodity pricing improves. In all cases, these decisions are made to maximize long-term stockholder value and grow per share metrics.

We remain in the “yellow” zone today, while retaining all operational flexibility for green or red. Global oil demand growth is healthy and the forward demand outlook looks constructive. However, current and future oil supply growth has become a hotly contested debate. The forecasted Q4 2025 and first half 2026 oil oversupply ranges from less than 500k barrels per day1 per OPEC forecasts to almost 4 million barrels per day2 at the IEA. As they say in Texas, “you could drive a truck between those two numbers”. Our best guess on the amount of oversupply lies somewhere in between, with our inherent cognitive bias leaning to support OPEC’s forecast. We also recognize we are unlikely to see positive price signals until this debate is resolved.

Against this backdrop, we firmly believe there is no need for incremental oil barrels until there is a proper price signal. Until that time, we will put our head down and continue to work to lower our industry-leading oil price breakeven, reinvestment rate and cost structure so we can maximize Free Cash Flow to pay our dividend, buy back shares and pay down debt.

Sources:
1 OPEC Monthly Oil Market Report – October 2025
2 IEA (2025), As oil market surplus keeps rising, something’s got to give, IEA, Paris https://www.iea.org/commentaries/as-oil-market-surplus-keeps-rising-something-s-got-to-give, Licence: CC BY 4.0

Sitio Acquisition
On August 19, 2025, Viper Energy, our publicly traded mineral and royalty subsidiary, closed its acquisition of Sitio Royalties. The combined company now ranks among the largest minerals and royalty companies in North America, with greater scale across the core of the Permian Basin. This enhanced footprint increases exposure to high quality development activity without adding capital requirements and supports a more resilient stream of zero capital Free Cash Flow.

With its size and scale, Viper is positioned to pursue disciplined transactions in what continues to be a highly fragmented minerals market, apply superior land and data capabilities to source and evaluate opportunities and integrate assets efficiently. Viper now has access to well-level data for ~50% of all horizontal wells in the Permian, a resource that can be maximized with the continued advancement of artificial intelligence and data analytics.

2025 Guidance Update
Over the past two quarters, we reduced 2025 capital expenditures by $500 million (~13%) versus our original 2025 guidance. This was done through a deliberate moderation of activity, coupled with material efficiency gains and synergy capture following the integration of recent acquisitions. Additionally, we benefitted from structural improvements in our cost base, including lower service pricing and an ever-optimizing supply chain given our size and scale. We expect capex to tick up moderately in the fourth quarter to $875 - $975 million (up from $774 million in the third quarter) as our activity reductions from earlier in the year ran through third quarter numbers and we are back to a capital run-rate where oil production is expected to be held flat.

On the volume side, we are revising our annual oil production guidance up to a range of 495 - 498 MBO/d, an increase of 8 MBO/d at the midpoint. In addition, we are raising our annual BOE guidance by approximately 2%, now expected to fall within a range of 910 - 920 MBOE/d. These upward revisions primarily reflect the successful closing of the Sitio acquisition, coupled with continued improvements in gas capture efficiency that we highlighted last quarter.

Third Quarter Operational Performance
Oil production for the third quarter averaged 504 MBO/d (943 MBOE/d), at the top of our 494 - 504 MBO/d (908 - 938 MBOE/d) revised guidance range that we published after closing the Sitio acquisition.

Oil markets are cyclical and the price we receive for the product we produce is beyond our control. What is firmly within our control is the structural integrity of our cost base, adherence to capital discipline and flawless operational execution. Over the long term, in a commodity-based business, the lowest-cost operator wins because returns compound when cost structures stay resilient through the cycle.

Our team continues to deliver on this mandate through rigorous operating practices and optimized development strategies. A key highlight is that our well costs per lateral foot have declined to 2020 COVID-era levels, driven by extended lateral lengths and an uncompromising focus on efficiency and cost control. As a result of activity cadence and well cost reductions, capital expenditures for the quarter totaled $774 million, in the lower half of our $750 - $850 million guidance range.

One of the most notable recent developments has been the pronounced step change in the consistency of improved operational efficiency at scale, which has fundamentally shifted our internal benchmarks. Metrics that previously represented “leading-edge” or “record-setting” performance have now drifted towards the median across our execution machine.

During the most recent quarter, the average number of days from spud to total depth ("TD") for all wells drilled declined to 8.19 days, a new record for the Company. The average days from spud to rig release similarly improved to 10.09 days. Notably, 11% of wells reached TD in under five days, a threshold previously considered exceptional. This includes the fastest 10,000-foot lateral in Company history, drilled to TD in just 3.9 days, as well as two other wells that ranked among the top ten fastest in Company history.

Our completions team continues to deliver exceptional efficiency at scale. While simulfrac is now table stakes for our completion program, the team recently took things a step further with a new concept called “continuous pumping”. On these custom-designed fleets, we are now consistently completing over one mile of lateral footage per day (up from 4,000 lateral feet per day last quarter). Due to this success, we expect to convert all our fleets to continuous pumping within the next couple quarters.

Cash operating costs fell again this quarter to $10.05/BOE. As we discussed in our last letter, LOE ticked up slightly this quarter as we saw an expected increase in spend on well-work and artificial lift. Our production operations teams are diligently working to drive process automation using machine learning and artificial intelligence to optimize lift type and cost while delivering structural gains through reducing downtime and improving performance of wells that are closer to the tail of their production curves, among many other field-based initiatives.

Third Quarter Financial Performance and Return of Capital
We generated $2.4 billion in net cash from operating activities in the third quarter, which translated into $1.8 billion of Free Cash Flow and Adjusted Free Cash Flow. Third quarter operating cash flow and Free Cash Flow benefitted from a tailwind related to the ‘One Big Beautiful Bill’, which lowered our estimated year-to-date cash tax rate and resulted in a significant cash tax true-up during the quarter.

Year-to-date through September, Diamondback has now generated ~2% more operating cash flow per share and ~15% more Adjusted Free Cash Flow per share compared to the same period in 2024 despite our average realized oil price declining ~13% to ~$66 per barrel from ~$76 per barrel over the same period. This is a testament to cost control, capital efficiency and tangible synergy capture since our merger with Endeavor closed just over one year ago.

Our commitment to stockholder returns remains steadfast, as seen through the return of approximately $892 million to stockholders in the third quarter through our base dividend and stock repurchases, representing ~50% of Adjusted Free Cash Flow.

In the third quarter, we accelerated our share repurchase activity, retiring approximately 4.3 million shares for ~$603 million at an average price of $140.70 per share. This is the largest quarterly buyback in our Company’s history, both in terms of shares repurchased and capital deployed. To provide context, these repurchases accounted for ~3.5% of average daily trading volume during the quarter and reduced our shares outstanding by approximately 1.5%. Year-to-date through September, we have repurchased 10.9 million shares for $1.6 billion. This reflects our commitment to prioritize stockholder returns over capex regardless of continued efficiency gains given current macro conditions. We expect to conclude 2025 with more shares repurchased than both 2023 and 2024 combined, underscoring our conviction that the Company is undervalued today relative to our view of long-term intrinsic value.

Non-Core Asset Sales
We recently completed both large divestitures previously announced in September. On October 1, 2025, we closed the sale of Environmental Disposal Systems, LLC to Deep Blue Midland Basin LLC ("Deep Blue"), retaining a 30% equity interest in Deep Blue and receiving $694 million in upfront cash proceeds. Subsequently, on October 31st, we completed the divestiture of our 27.5% equity interest in EPIC Crude Holdings, LP, generating $504 million of upfront cash proceeds.

At the time of the Double Eagle acquisition announcement in February, we committed to executing at least $1.5 billion in non-core asset sales. While we told the market we expected to achieve this goal over about 18 months, our team delivered ahead of expectations. Through these two major transactions, together with proceeds from the sale of the BANGL pipeline and Delaware Basin non-operated properties, we have successfully exceeded (inclusive of potential future earnouts) our $1.5 billion target in just over six months.

Balance Sheet
Consolidated gross debt increased by $1.1 billion and consolidated net debt increased by roughly $795 million sequentially in the third quarter. The increase was primarily driven by the issuance of new Viper notes to fund the redemption of Sitio's debt at acquisition close, partially offset by Free Cash Flow generation and non-core asset sale proceeds at Diamondback. We ended the quarter with consolidated gross debt of approximately $16.4 billion and $15.9 billion of consolidated net debt.

We expect net debt to decline significantly in the fourth quarter through the combination of continued Free Cash Flow generation and significant cash inflow from non-core asset sale proceeds. We recently reduced our 2025 term loan balance by $500 million to $1.0 billion and expect to continue to reduce this balance over the coming quarters. In addition, we repurchased $203 million in aggregate principal amount of our longer-dated bonds at a weighted average price of 82.3% of par (approximately $167 million cash outflow) during the first month of the fourth quarter.

Closing
As seen in this quarter’s results, our relentless focus on capital allocation, execution and cost discipline positions us well for whatever color the proverbial “stoplight” may turn.

“Never underestimate the American engineer” is a phrase I have personally come to appreciate in recent months. These professionals are the foundation of the shale revolution and will continue to evolve, invent and discover new things regardless of current commodity prices and macro sentiment.

Thank you for your interest in Diamondback Energy.

Sincerely,

Kaes Van't Hof
Chief Executive Officer and Director

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Sitio acquisition, the Endeavor merger, the Double Eagle acquisition, Viper drop-down and other acquisitions or divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas and natural gas liquids and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; acts of war or terrorist acts and the governmental or military response thereto; changes in the financial strength of counterparties to our credit agreement and hedging contracts; changes in our credit rating; risks related to the Endeavor merger, Double Eagle acquisition, 2025 drop down and Sitio acquisition; and other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), such as Free Cash Flow, Adjusted Free Cash Flow and net debt. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results, which are posted on Diamondback's website at www.diamondbackenergy.com/investors/ and included as Exhibit 99.1 to the Current Report on Form 8-K filed by Diamondback with the SEC that also includes this letter as Exhibit 99.2. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.